      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2001
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            REPUBLIC OF SINGAPORE                       NOT APPLICABLE
       (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                         60 WOODLANDS INDUSTRIAL PARK D,
                           STREET 2, SINGAPORE 738406
                                  (65) 362-2838

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                   AMENDED AND RESTATED SHARE OPTION PLAN 1999
                            (FULL TITLE OF THE PLAN)

                              --------------------

                   CHARTERED SEMICONDUCTOR MANUFACTURING, INC.
                              1450 MCCANDLESS DRIVE
                               MILPITAS, CA 95035
                                 (408) 941-1100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                              --------------------
                                   COPIES TO:

     MICHAEL W. STURROCK, ESQ.                         CHRISTINA ONG, ESQ.
        LATHAM & WATKINS                               TAN TZE GAY, ESQ.
        80 RAFFLES PLACE                               ALLEN & GLEDHILL
       #14-20 UOB PLAZA 2                              36 ROBINSON ROAD
        SINGAPORE 048624                               #18-01 CITY HOUSE
         (65) 536-1161                                 SINGAPORE 068877
                                                         (65) 225-1611

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING
       TO BE REGISTERED                REGISTERED(1)          SHARE(2)             PRICE(2)         AMOUNT OF REGISTRATION FEE(4)
---------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value S$0.26
 per share(3) ........................ 90,000,000             $2.58              $232,200,000                 $58,050
=================================================================================================================================

(1) This registration statement registers 90,000,000 additional Ordinary Shares available for issuance under the Chartered Semiconductor Manufacturing Ltd Amended and Restated Share Option Plan 1999 (the "Plan") pursuant to an amendment and restatement of the Plan which was adopted by the Board of Directors of Chartered

         Semiconductor Manufacturing Ltd (the "Registrant") on February 1, 2001 and approved by the shareholders of the Registrant on May 31, 2001. The Plan authorises the issuance of a maximum of 197,160,000 Ordinary Shares of the Registrant. However, the offer and sale of 107,160,000 of the Ordinary Shares, which have been or may be issued upon exercise of options under the Plan, have previously been registered pursuant to a Form S-8 Registration Statement, File No. 333-89849. The newly registered Ordinary Shares are not yet subject to outstanding options under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the amount registered hereunder includes an indeterminate number of the Registrant's Ordinary Shares that may be issued in accordance with the provisions of the Plan in the event of any change in the capital of the Registrant, including a share split or a dividend payable in Ordinary Shares.
(2) For purposes of computing the registration fee only, pursuant to Rule 457(h)(1) under the Securities Act, the proposed Maximum Offering Price Per Share is based upon the average of the high and low trading prices (S$4.70) of the Registrant's Ordinary Shares as calculated on June 22, 2001 and an exchange rate of US$1.00 = S$1.8233.
(3) Ordinary Shares are represented by American Depositary Shares, which are evidenced by American Depositary Receipts. Each American Depositary Share represents the right to receive ten Ordinary Shares.
(4) This registration statement registers additional Ordinary Shares of the Registrant issuable pursuant to the same employee benefit plan, as amended and restated, for which the Registrant's prior Registration Statement on Form S-8 relating to the Plan, File No. 333-89849, is currently effective. Accordingly, pursuant to General Instruction E to Form S-8, the registration fee is being paid with respect to the additional Ordinary Shares only.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

         (a) The Registrant's annual report on Form 20-F filed with the Commission (File No. 000-27811) on March 21, 2001;

         (b) The description of the Registrant's Ordinary Shares contained in the Registrant's registration statement on Form 8-A filed with the Commission (File No. 000-27811) on October 26, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of amending such description; and

         (c) The Registrant's reports on Form 6-K filed with the Commission (File No. 000-27811) on April 4, 2001 and May 15, 2001.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Association provide that all of its directors, secretaries and other officers shall be indemnified by the Registrant against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto, including any liabilities in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as a director, secretary or other officer of the Registrant. The Articles of Association further provide that none of the Registrant's directors, secretaries or other officers shall be liable:

         - for the acts, receipts, neglects or defaults of any other director or officer,

         -        for joining in any receipt or other act for conformity,

         - for any loss or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Registrant,

         - for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested,

         - for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left, or

         - for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of their office or in relation thereto,

unless the same shall happen through their own negligence, wilful default, breach of duty or breach of trust.

         The indemnification provisions in the Articles of Association provide for indemnification of the Registrant's officers and directors to the maximum extent permitted under the Companies Act (Chapter 50) of Singapore.

         The Registrant has directors and officers insurance providing indemnification for certain of its directors, officers, affiliates and employees for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

        +4.1      Chartered Semiconductor Manufacturing Ltd Amended and Restated
                  Share Option Plan 1999.

        +  5      Opinion of Allen & Gledhill.

         + 23.1     Consent of KPMG.

         + 23.2     Consent of Allen & Gledhill (included in Exhibit 5).

         + 24.1     Power of Attorney with respect to the Registrant (see page S-1).


--------------
+     Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore, on this 26th day of June, 2001.

                   Chartered Semiconductor Manufacturing Ltd



                   By:     /s/ Chia Song Hwee
                       --------------------------------------------------------
                       Name:   Chia Song Hwee
                       Title:  Senior Vice President, Chief Financial Officer
                               and Chief Administrative Officer


                          POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Barry Waite, Chia Song Hwee, Sum Soon Lim and Lim Ming Seong their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                           Title                           Date
        ---------                           -----                           -----

    /s/ Ho Ching                    Chairman of the Board               June 26, 2001
-------------------------
       Ho Ching



    /s/ Lim Ming Seong              Deputy Chairman of the Board        June 26, 2001
-------------------------
      Lim Ming Seong

    /s/ Barry Waite                            President and Chief Executive Officer             June 26, 2001
----------------------------------------       (principal executive officer)
          Barry Waite


    /s/ Chia Song Hwee                         Senior Vice President, Chief Financial            June 26, 2001
----------------------------------------       Officer and Chief Administrative Officer
          Chia Song Hwee                       (principal financial and accounting
                                               officer)

   /s/ Sum Soon Lim                            Director                                          June 26, 2001
----------------------------------------
            Sum Soon Lim


    /s/ James H. Van Tassel                    Director                                          June 26, 2001
----------------------------------------
        James H. Van Tassel


    /s/ Aubrey C. Tobey                        Director                                          June 26, 2001
----------------------------------------
         Aubrey C. Tobey


     /s/ Robert Edmund La Blanc                Director                                          June 26, 2001
----------------------------------------
        Robert Edmund La Blanc


    /s/ Andre Borrel                           Director                                          June 26, 2001
----------------------------------------
          Andre Borrel


   /s/ Charles E. Thompson                     Director                                          June 26, 2001
----------------------------------------
        Charles E. Thompson


    /s/ Koh Beng Seng                          Director                                          June 26, 2001
----------------------------------------
           Koh Beng Seng


    /s/ Tsugio Makimoto                        Director                                          June 26, 2001
----------------------------------------
          Tsugio Makimoto


    /s/ Larry James                            Authorized Representative in the                  June 26, 2001
----------------------------------------       United States
            Larry James

                                INDEX TO EXHIBITS

 SEQUENTIALLY
   NUMBERED
    EXHIBIT                              DESCRIPTION
--------------    --------------------------------------------------------------
         + 4.1    Chartered Semiconductor Manufacturing Ltd Amended and Restated
                  Share Option Plan 1999.
           + 5    Opinion of Allen & Gledhill.
        + 23.1    Consent of KPMG.
        + 23.2    Consent of Allen & Gledhill (included in Exhibit 5).
        + 24.1    Power of Attorney with respect to the Registrant (see page S-1).

--------------
+    Filed herewith.